UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) February 21, 2013

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)                                 On February 21, 2013 (i) the Company’s Senior Vice President, Customer and Partner Care Stormy D. Simon was appointed as a Co-President of Overstock.com, Inc. (the “Company”); (ii) the Company’s Senior Vice President, Merchandising and Supply Chain David J. Nielsen was appointed as a Co-President of the Company; (iii) President Jonathan E. Johnson’s duties as President were assumed by Ms. Simon and Mr. Nielson, both of whom will continue to report to Mr. Johnson, who remains Acting Chief Executive Officer (principal executive officer) of the Company; (iv) Vice President and  Controller Robert P. Hughes was appointed Senior Vice President, Finance and Risk Management (principal financial officer and principal accounting officer); (v) Senior Vice President, Finance and Risk Management Stephen P. Chesnut left the Company; (vi) Sam (“Saum”) Noursalehi was appointed Senior Vice President, Marketing; and (vii) Senior Vice President, Marketing Timothy D. Dilworth left the Company.

A copy of the press release issued by the Company on February 22, 2013 regarding these changes is furnished as Exhibit 99.1.

(c)                                  The information in paragraph 5.02(b) is incorporated by reference.

Except as set forth below, the information required by Items 401(b) and 401(e) of Regulation S-K regarding the newly appointed officers is incorporated by reference to the information under the caption “Executive Officers of the Registrant” in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012.  None of the newly appointed officers has any family relationship required to be reported pursuant to Item 401(d) or had or has any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Hughes, 53, has served as Vice President and Controller of the Company since November 2008.  Prior to joining the Company, Mr. Hughes served as Chief Financial Officer and Chief of Staff of Tenfold Corporation.  Prior to working for Tenfold, Mr. Hughes held a number of senior accounting and internal audit positions with Oracle Corporation.  Mr. Hughes has more than 25 years of management and finance experience.  He holds a B.S. in Business Administration with an emphasis in accounting and finance from the University of California Berkley, Haas School of Business, and is a certified public accountant.

Mr. Noursalehi, 34, has served as Vice President of OLabs, an innovative research and development group within the Company, and previously was Vice President of new product development.  Prior to his appointment as a Vice President of the company Mr. Noursalehi was the Company’s senior director of website, mobile and search engine optimization.  Mr. Noursalehi has been with Overstock.com since 2005 where he began as a software developer.

Each of the newly appointed officers participates in the Company’s compensation plans.  No such plan or arrangement was entered into or modified in connection with the matters described herein except that the salaries of the newly appointed officers were increased, effective February 21, 2013, to the annual amounts shown below:

Name and Title	2013 Salary
Stormy D. Simon, Co-President	$350,000
David J. Nielsen, Co President	$350,000
Robert P. Hughes, Senior Vice President, Finance and Risk Management	$300,000
Sam (“Saum”) Noursalehi, Senior Vice President, Marketing	$300,000

(e)                                  In connection with the matters described above, the Company agreed to make severance payments of $150,000 and $100,000 to Mr. Chesnut and Mr. Dilworth, respectively.

 Item 9.01. Financial Statements and Exhibits

(d)                                 Exhibits 99.1                      Press release issued by Overstock.com, Inc. on February 22, 2013.

This Form 8-K may include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 21, 2012, and any subsequent filings with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ Robert P. Hughes
Robert P. Hughes
Senior Vice President, Finance and Risk Management
Date:	February 22, 2013